SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2004

Open Text Corporation

(Exact name of Registrant as specified in its charter)

Ontario	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 Columbia Street West, Waterloo, Ontario, Canada N2L5Z5

(Address of principal executive offices)

(519) 888-7111

Registrant’s telephone number, including area code

Item 5. Other Events and Regulation FD Disclosure

The following information is furnished pursuant to Item 5. “Other Events and Regulation FD Disclosure”

On January 13, 2004 Open Text Corporation issued a press release advising that its wholly-owned subsidiary, 2016091 Ontario Inc., has waived the condition of the Tender Offer requiring that at least 67% of the outstanding shares of IXOS Software AG (Nasdaq: XOSY, Frankfurt: XOS) be tendered to the Offer. The acceptance period of the Offer is extended until 12:00 noon (local time Frankfurt/Main, Germany) on Friday, January 30, 2004. A copy of the press release is furnished as Exhibit 99.1 to this report.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Open Text on January 13, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

January 15, 2004	By:	/s/ P. THOMAS JENKINS

P. Thomas Jenkins Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Open Text on January 13, 2004.